Exhibit 10.8

战略合作协议

Strategic cooperation agreement

甲方：北京赢在前沿文化交流有限公司

Party a: Beijing YingZai frontier cultural exchange co., LTD

乙方：师董会（北京）信息科技有限公司

Party b: Shi Dong Hui (Beijing) information technology co., LTD

经甲乙双方友好协商，根据中华人民共和国相关法律法规就甲方拥有合法版权的线上内容项目达成如下合作事项：

Through friendly negotiation, party a and party b have reached the following cooperation matters concerning the online content projects that are legally copyrighted by party a in accordance with relevant laws and regulations of the People's Republic of China:

一、合作内容 cooperation contents

1、合作形式：甲方负责提供有版权的视频等内容，由乙方重新剪辑、负责在师董会平台运营及推广服务，视频投放点击收益归乙方所有，但在视频被观看的过程中，产生后续邀请专家演讲或咨询的业务，由乙方向甲方提供邀请信息，由甲方负责安排专家出席，所得利润归甲方所有。

1, the form of cooperation: party a is responsible for providing copyrighted video content, such as by party b to clip, in charge of operation and promotion on the Shi Dong Hui service platform, video on the click income owned by party b, but in the process of video was watching, produce speech or subsequent invited experts consulting business, information is provided by party b to party a invited, arranged by party a is responsible for the experts to attend, the profits all owned by party a.

2、甲方授权书另行签订。

Party a's letter of authorization shall be signed separately.

1 / 5

二、合作期限 Term of cooperation

合作期限自本协议签订之日起，合作期限为五年。合作期满，如双方无异议，则自动续约至下一个合作期；在自动续约下一个合作期内，如其中一方决定终止合作关系的，提前一个月以书面方式告知对方。

The term of cooperation shall be five years from the date of signing this agreement. When the cooperation expires, if both parties have no objection, it will be automatically renewed to the next cooperation period. If either party decides to terminate the cooperation during the next cooperation period, it shall inform the other party in writing one month in advance.

三、知识产权 Intellectual property rights

1、 甲方拥有授权内容的合法版权或合法版权运营权，并有权按照下述约定对乙方进行授权。

Party a has the legal copyright or legal copyright operation right of the licensed content and has the right to authorize party b in accordance with the following provisions.

a、 在本协议约定的有效期内，依据甲方授权许可，乙方享有该授权内容的信息网络传播权、复制权以及转授权。同时，甲方确认，如行使上述财产权利之需要，乙方有权使用甲方的人身权，如姓名权、肖像权等。

Within the term of validity agreed herein, party b shall, according to party a's authorization, have the right of information network dissemination, reproduction and sub-authorization of the authorized contents. At the same time, party a confirms that party b has the right to use party a's personal rights, such as the right of name and portrait, etc. for the purpose of exercising the aforementioned property rights.

b、授权性质：信息网络传播权、复制权、转授权为非独家授权。

Nature of authorization: information network transmission right, copy right, sub-authorization for non- exclusive authorization.

c、甲方保证本方所提供的内容或技术不存在侵犯任何第三方知识产权或其他合法权利的情况。若发生一方因使用对方提供的内容或技术而侵犯第三方知识产权（包括但不限于专利、版权、商标）和其他合法权利的情形，甲方将承担全部责任，并向对方赔偿由此造成的损失。

Party a warrants that the content or technology provided by party a does not infringe any intellectual property rights or other legal rights of any third party. If either party infringes the intellectual property rights (including but not limited to patents, Copyrights and trademarks) and other legal rights of a third party due to the use of the content or technology provided by the other party, party a shall assume all responsibilities and compensate the other party for the losses caused thereby.

2 / 5

2、乙方有权根据渠道平台属性、要求、受众需求选择甲方提供的图片、资料进行编辑、修改并撰写文案进行宣传，甲方应提供支持和建议。

Party b shall have the right to edit, modify and write copies of the pictures and materials provided by party a for publicity according to the attributes, requirements and audience needs of the channel platform, and party a shall provide support and Suggestions

四、甲乙方权利及义务Party a and party b's rights and obligations

1、甲方承诺并保证用于合作的节目内容符合国家法律法规规定，不包含国家法律法规禁止的内容，并且取得了必要的同意、批准、授权、许可，不会侵犯任何第三方的权利。因节目内容引起的争议和/或纠纷（包括但不限于任何第三方对于节目内容的质疑、投诉、起诉、警告等），甲方负责处理相关全部事宜。

Party a undertakes and warrants that the content of the program used for cooperation complies with national laws and regulations, does not contain the content prohibited by national laws and regulations, and has obtained necessary consent, approval, authorization and permission, and will not infringe the rights of any third party. In case of any dispute and/or dispute caused by the program contents (including but not limited to any third party's query, complaint, prosecution, warning, etc.), party a shall be responsible for handling all relevant matters.

2、乙方为课程的运营推广方，对课程做客观的市场分析、推广优化及上线时间安排等。

Party b is the operator and promoter of the course, and makes objective market analysis, promotion optimization and online schedule of the course

3、乙方在本协议合作期间，不得出现有损内容形象的宣传。

During the term of cooperation under this agreement, party b shall not make any publicity that damages the content and image

4、乙方有义务把咨询视频中专家演讲及咨询的信息提供给甲方。

Party b shall be obliged to provide party a with the information of expert speeches and consultations in video

3 / 5

五、保密条款 Confidentiality clause

1、 各方保证：对因签署本协议所获悉属于其他方的，且无法自公开渠道获得的文件资料及信息（包括但不限于作品信息、个人隐私、商业秘密、财务信息、技术信息、客户资料、定价策略、推广方式等），以及本协议内容等（以下称保密信息），予以保密。

Pledges: to learn that by signing this agreement belongs to the other party, and not from open channel for documents and information (including but not limited to work information, personal privacy and business secrets, financial information, technical information, customer information, pricing strategy, promotion methods, etc.), as well as the contents of this agreement, etc. (hereinafter referred to as the "confidential information"), confidentiality

2、 以上保密条款并不因本协议的解除、终止、撤销而失效。

The above confidentiality provisions shall not be invalidated by the rescission, termination or revocation of this agreement

六、不可抗力The force majeure

1、 因不可抗力致使本协议中任何一方或各方部分或全部不能履行本协议的，不视为违约，遭受不可抗力的一方无需向对方承担违约责任，但应及时通知对方不可抗力发生的情况。

Failure of either party or each party to perform part or all of this agreement due to force majeure shall not be deemed as breach of this agreement. The party suffering from force majeure shall not be liable for breach of this agreement to the other party, but shall promptly notify the other party of the occurrence of the force majeure.

2、 本协议所述不可抗力包括但不限于自然原因的不可抗力，例如：地震、火灾、严重的传染病；因国家机关原因的不可抗力，例如：法律、政策、行政指令；其他不可抗因素，例如网络供应商原因等。

Force majeure mentioned in this agreement includes but is not limited to force majeure caused by natural causes, such as: earthquake, fire, serious infectious disease; Force majeure caused by state organs, such as laws, policies and administrative directives, Other irresistible factors, such as network provider reasons

4 / 5

七、生效及其他 Effectiveness and others

1、在本协议各方就本协议项下条款的解释和履行发生争议时，各方应善意通过协商解决该争议。协商不成，任何一方均可将有关争议提交乙方所在地人民法院诉讼解决。

In case of any dispute between the parties concerning the interpretation and performance of the provisions hereunder, the parties shall settle such dispute through negotiation in good faith, If the negotiation fails, either party may submit the relevant dispute to the people's court of the place where party b is located for settlement

2、本协议未尽事宜，双方协商解决，并可签订补充协议，补充协议与本协议具有同等法律效力。

Matters not covered herein shall be settled by both parties through negotiation, and a supplementary agreement may be signed, which shall have the same legal effect as this agreement.

3、本协议自双方法定代表人或授权代表签字并加盖合同专用章或公章之日起生效。

This agreement shall come into force on the date when it is signed by the legal representatives or authorized representatives of both parties and affixed with the special seal for contract or official seal

4、本协议一式两份，甲、乙双方各执一份，具有同等的法律效力。

This agreement is made in duplicate, with each party holding one copy and each copy having the same legal effect

（以下无正文）(no text below)

甲方：Party a:	乙方：party b:

(盖章) (seal)	(盖章) (seal)

授权代表（签字）：	授权代表（签字）：
Authorized representative (signature)	Authorized representative (signature)
日期：2016年5月30日	日期：2016年5月30日
Date: May 30, 2016	Date: May 30, 2016

5 / 5